EXHIBIT 10.3

                             SECURED PROMISSORY NOTE

$600,000.00                                             Dated: December 22, 2000

         FOR VALUE RECEIVED, FORT ORANGE PAPER COMPANY, INC., a New York corporation with an address at 1900 River Road, Castleton-on-Hudson, New York 12033 ("Maker"), promises to pay to RELM WIRELESS CORPORATION, a Nevada Corporation, with an address at 7100 Technology Drive, West Melbourne, Florida 32904 ("Payee"), the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000.00), lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms set forth below:

         1.       INTEREST/PAYMENT OF INTEREST AND PRINCIPAL.

                  (a) INTEREST ACCRUAL. Interest on the unpaid principal sum shall commence to accrue from the date hereof until the date when all amounts due hereunder have been paid in full. Interest shall be calculated at an annual rate equal to the highest publicly announced "reference", "prime" or "base" interest rate of Chase Manhattan Bank (the "Prime Rate") (which is now nine and one-half percent per annum) plus two and three-quarters percent (2.75%), provided, however, that if any payment of principal or interest is not paid when due, and regardless of whether an Event of Default has been declared, interest on the unpaid principal sum of the Note at the rate of one hundred (100) basis points over the interest rate then in effect shall accrue from and after the date when such payment is due until the date when paid in full. The rate of interest hereunder shall be deemed to automatically change, without notice to Maker, effective the date of any such change.

                  (b) PAYMENT OF INTEREST. Subject to the terms and provisions of section (i) (d) hereof interest on the unpaid principal sum shall be payable in arrears in annual installments commencing April 1, 2002 (the "Initial Payment Date").

                  (b) PAYMENT OF PRINCIPAL. Subject to the terms and provisions of section (i) (d) hereof, the unpaid principal balance under this Note shall be paid as follows: Sixty Thousand Dollars ($60,000) on the Initial Payment Date and on each of the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth anniversary of the Initial Payment Date.

                  (c) PLACE OF PAYMENT. Maker shall make all payments to Payee at the address of Payee as set forth on the first page of this Note or to such other place or places as Payee, from time to time, shall designate in writing to Maker.

                  (d) MANDATORY PREPAYMENT. Maker shall pay the unpaid principal balance under this Note, together with all charges, fees and accrued and unpaid interest hereunder, in connection with a Sale of the Maker. Where

         (i) "Sale of the Maker" means (a) the consolidation or merger of the Maker or any Successor Entity into any Person not under the Control of John P. Hay, Jr. and/or one or

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         more Permitted Family Transferees, (b) the voluntary sale or transfer of all or substantially all of the assets of Maker or any Successor Entity in one or more related transactions to, any Person, other than John P. Hay, Jr. and/or one or more Permitted Family Transferees or (c) any voluntary change in Control of the Maker or any Successor Entity;

         (ii) "Control" with respect to the Maker or any Successor Entity means John P. Hay, Jr.'s ownership (or in the case of Permitted Family Transfers, control), of more than fifty percent (50%) of the voting Equity Interest of that Person on a fully diluted basis calculated assuming the exercise of all options and warrants and assuming the conversion of any Equity Interest convertible into voting Equity Interest which as of the date in question have an exercise price equal to or less than the fair market value of such interest to be acquired;

         (iii) "Equity Interest" means capital stock, warrants, options, convertible securities or notes, other rights to acquire capital stock, stock appreciation rights, phantom stock rights, profit participation rights (other than reasonable employee bonuses based upon profitability), and other rights and interest in any share of the equity of an entity, of any kind;

         (iv) "Permitted Family Transfers" means transfers of Equity Interests by John P. Hay, Jr. to members of his immediate family, or to trusts for the beneficial interest of John P. Hay, Jr. or members of his immediate family, or to entities or partnerships the sole owners and beneficiaries of which are John P. Hay, Jr. and members of his immediate family, provided, however, that in each case John P. Hay, Jr. at all times retains full and unencumbered voting control with respect to such transferred Equity Interests;

         (v) "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision; and

         (vi)"Successor Entity" means John P. Hay, Jr. and/or any Person under the control of John P. Hay, Jr. and/or one or more Permitted Family Transferees which have (i) consolidated with or into which the Maker has been merged and (ii) purchased all or substantially all of the assets of Maker in one or more related transactions.

                  (e) LIMITATION ON PAYMENTS. No principal nor interest payment hereunder shall be allowed without the written consent of New York Business Development Corporation ("NYBDC") and Charter One Bank ("Charter One") for so long as the Maker has indebtedness outstanding to NYBDC or Charter One. Such payments may only be made under the terms and subject to the provisions of that certain Standby Creditor's Agreement dated of even date herewith by and between the Maker and NYBDC (the "Standby Agreement"), a copy of which is attached hereto as Exhibit "A" and incorporated by reference herein.

         2. SECURITY AND GUARANTY AGREEMENTS. All of Maker's obligations under this Note are secured by a lien and security interest in the Collateral, as such term is defined in the Security Agreement dated June 16, 1997 between Maker and Payee, as modified by that certain Loan


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

Modification Agreement dated of even date herewith between the Maker and Payee (the "Security Agreement"), the terms of which are incorporated herein by reference. The security interest in the Collateral shall be second in priority and perfection only to the security interest granted by Maker to Milberg Factors, Inc. (the "Senior Lender") to secure Maker's obligations under the Security Agreement (Accounts Receivable-Financing) dated June 16, 1997 between the Senior Lender and the Maker, as modified by that certain Loan Modification Agreement among the Senior Lender and the Maker, among others dated of even date herewith and a term loan from the Senior Lender to the Maker as evidenced by a certain promissory note dated of even date herewith from the Maker to the Senior Lender in the amount of $300,000 (collectively the "Senior Loan"). The security interest in the Collateral shall be discharged upon indefeasible payment in full of the indebtedness of the Maker to the Payee under the Note and that certain promissory note dated of even date herewith from the Maker to the Payee in the amount of $300,000. As additional security for the Maker's obligations to Payee under this Note, John P. Hay, Jr., the sole stockholder of Maker (the "Stockholder"), executed and delivered to Payee his Guaranty dated as of June 16, 1997 as modified by the Loan Modification Agreement (the "Guaranty"), the terms of which are incorporated herein by reference, pursuant to which the Stockholder has unconditionally guaranteed the punctual payment and performance by Maker of all of Maker's obligations hereunder.

         3.     EVENTS OF DEFAULT; REMEDIES.

                  (a) EVENTS OF DEFAULT. The following shall constitute events of default ("Events of Default"):

                           (i) Maker fails to pay when due and payable any
principal, interest or other sums due hereunder and shall not have remedied such failure within five (5) days after the date when due.

                           (ii) Maker defaults in the observance or performance
of any condition or covenant contained in this Note, the Security Agreement or the Purchase Agreement dated as of May 12, 1997 between Maker and Payee (the "Purchase Agreement") and Maker shall not have remedied the default within thirty (30) days after receipt of written notice of such default has been given by Payee to Maker; provided, however, that if Maker has the ability to cure such default, but such default cannot reasonably be cured by Maker within such thirty
(30) day period, an Event of Default shall not be deemed to occur until the passage of an additional thirty (30) days following the initial thirty (30) day period so long as Maker shall continuously and diligently in good faith pursue such cure during such additional thirty (30) days; provided, further, however, that if the default has not been cured by the end of such thirty (30) days, the Event of Default shall be deemed to have occurred at the end of such thirty (30) days. (The Security Agreement, Guaranty and Purchase Agreement are sometimes herein collectively called the "Other Documents").

                           (iii) Stockholder defaults in the observance or
performance of any condition or covenant contained in the Guaranty, and Stockholder shall not have remedied the default within thirty (30) days after receipt of written notice of such default has been given by Payee to Stockholder; provided, however, that if Stockholder has the ability to cure such default,


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

but such default cannot reasonably be cured by Stockholder within such thirty
(30) day period, an Event of Default shall not be deemed to occur until the passage of an additional thirty (30) days following the initial thirty (30) day period so long as Stockholder shall continuously and diligently in good faith pursue such cure during such additional thirty (30) days; provided, further, however, that if the default has not been cured by the end of such thirty (30) days, the Event of Default shall be deemed to have occurred at the end of such thirty (30) days.

                           (iv) The breach by Maker or Stockholder of any
warranty or any misrepresentation contained in this Note or the Other Documents, and such breach or misrepresentation shall not have been remedied within thirty
(30) days after receipt of written notice of such breach has been given by Payee to Maker.

                           (v) The occurrence of an Event of Default, as such
term is defined in any of the Other Documents, by Maker or Stockholder after the lapse of all grace and cure periods; provided, however, that if an Event of Default under this Clause (v) shall also be an Event of Default under Clauses
(iii) or (iv) above, then an Event of Default under this clause (v) shall not be deemed to occur until the passage of all applicable grace periods available to Maker under clauses (iii) or (iv).

                           (vi) A dissolution or liquidation of Maker shall have
been declared.

                           (vii) If Maker shall make an assignment for the
benefit of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other federal or sate insolvency law, or apply for or consent to the appointment of a receiver, trustee or custodian of all or part of its property.

                           (viii) If Maker shall file an answer admitting the
jurisdiction of the court and the material allegations of an involuntary petition filed against it under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or shall fail to have such petition dismissed within sixty (60) days after its filing.

                           (ix) If an Order for relief shall be entered
following the filing of an involuntary petition against Maker under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or if an Order shall be entered appointing a receiver, trustee or custodian of all or parts of its property.

                           (x) The occurrence of an Event of Default under the
Senior Loan, as defined in the Security Agreement.

                           (xi) If Maker shall amend or otherwise modify the
Senior Loan without the prior written consent of Payee and which amendment or modification would increase the amount of indebtedness which could be borrowed by Maker thereunder to an amount in excess of Eight Million Dollars ($8,000,000.00).

                  (b) REMEDIES. Subject to the obligations and limitations on the Payee pursuant to the terms of the Standby Agreement: (i) if an Event of Default shall occur and be continuing


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

then, in the sole discretion of Payee and without further notice to Maker, the unpaid principal amount and the accrued interest hereunder at the applicable rate specified above until full payment of all amounts due hereunder, and all other sums due by Maker under this Note shall become immediately due and payable without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Maker, the obligations of the Maker to Payee shall automatically accelerate and be due and payable in full upon the occurrence of an Event of Default outlined in section (3)(a)(vii), (viii) and
(ix), hereof) ; (ii) in each case, Payee may recover all costs of suit and other expenses incurred by Payee (including reasonable attorneys' fees) in connection with the collection of any sums due hereunder; (iii) in addition to any other remedies available to it, the Payee may exercise its rights under the Other Documents and (iv) the remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies Payee may have at law or in equity.

         4. RIGHTS CUMULATIVE. Subject to the obligations and limitations on the Secured Party pursuant to the terms of the Standby Agreement, the remedies of Payee as provided in this Note shall be cumulative and concurrent; may be pursued singly, successively or together at the sole discretion of Payee, may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

         5. CONTROLLING LAW. This Note and all questions relating to its validity, interpretation or performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York.

         6. NOTICES. Any notices or other communications required to be delivered hereunder shall be sent or delivered in accordance with the provision for giving notice under the Security Agreement.

         7. BINDING NATURE OF NOTE. This Note shall be binding upon Maker, and it successors and assigns, and shall inure to the benefit of Payee, and its successors and assigns.

         8. MODIFICATION. This Note may not be modified or amended other than by an agreement in writing signed by Maker and Payee.

         9. NON ASSIGNABILITY. This note is non negotiable. The Payee may not assign its rights hereunder nor negotiate this note to any third party.

         IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused its duly authorized representative to execute and deliver this Note on the date first written above.

                                         FORT ORANGE PAPER COMPANY, INC.
                                         f/k/a Fort Orange Acquisition Co., Inc.


                                         By: /s/ JOHN P. HAY, JR.
                                             -----------------------------------
                                             Title: President


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

                                   EXHIBIT "A"

                          STANDBY CREDITOR'S AGREEMENT

         AGREEMENT, made this ____day of December, 2000, by and between and between NEW YORK BUSINESS DEVELOPMENT CORPORATION, a domestic corporation organized and existing pursuant to Article V-A of the Banking Law of the State of New York with an office and its principal place of business located at 50 Beaver Street, Albany, New York 12207 (the "Lender"), and FORT ORANGE PAPER COMPANY, INC., a domestic corporation with an office at its principal place of business located at 1900 River Road, Castleton-on-Hudson, New York (the "Standby Borrower"), and RELM WIRELESS CORPORATION, a Nevada corporation with an office at its principal place of business located at 7100 Technology Drive, West Melbourne, Florida 32904 ("Standby Creditor").

         WHEREAS, the Standby Borrower is indebted to the Lender on account of one or more credit facilities; and

         WHEREAS, Standby Borrower is indebted to Standby Creditor which indebtedness is evidenced by a promissory note in the original principal amount of Six Hundred Thousand Dollars ($600,000.00), a copy of which is attached hereto and made a part hereof as Exhibit "1" (the "Note"); and

         WHEREAS, the Lender has requested Standby Creditor to enter into this Agreement to indicate its acknowledgment of the indebtedness of Standby Borrower to the Lender and to agree to certain terms and conditions in connection with the exercise of its rights under the Note.

         NOW, THEREFORE, in consideration of the payment of $1.00 and other valuable consideration in receipt in sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The foregoing recitals are true and correct.

         2. Standby Creditor agrees that it will not accept principal or interest payments on account of the Note without the written consent of the Lender.

         3. The Lender agrees to consent to making of an annual payment on the Note by the Standby Borrower and to the Standby Creditor's acceptance of that payment provided that the audited statement for the most recently ended fiscal year indicates no uncured defaults in any loan or other agreement to which the Standby Borrower is a party, all payments to the Lender have been made as agreed, and the Standby Borrower has achieved a debt service coverage ratio, as determined by the Lender, of 1.2 to 1.0 or greater.

         4. The Standby Creditor agrees that it will not take any action to collect the indebtedness evidenced by the Note whether from the Standby Debtor or any guarantor of the indebtedness of the Standby Debtor to the Standby Creditor, without the written consent of the Lender or realize on its collateral.

         5. The Lender in its sole discretion, may take any action without affecting this Agreement, including but not limited to, the following:

                  i.       Modify the term of the Lender's Loan;

                  ii.      Grant an extension and renewal of the Lender's Loan;

                  iii. Defer payment or enter into a workout agreement of the Lender's Loan; or

                  iv. Release or substitute collateral security of the Lender's Loan;

                  v. Collect on existing collateral or require additional collateral in connection with the Lender's Loan;

                  vi.      Agree to release, compromise or settle the Lender's
                           Loan.


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

         6. This Agreement applies to any successor to Standby Creditor or assignee of this Agreement or of the Note including any Bankruptcy Trustee, receiver or surety.

         7. Excluding that certain promissory note dated of even date herewith from the Standby Borrower to the Standby Creditor in the original principal amount of Three Hundred Thousand ($300,000.00; (the "$300K Note"), additional notes made by Standby Borrower and delivered to Standby Creditor will be subject to the terms of this Agreement unless the Lender agrees otherwise in writing.

         8. This Agreement shall terminate upon the payment in full of the Lender's Loan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       NEW YORK BUSINESS DEVELOPMENT CORPORATION

                                       By: _____________________________________
                                               Andrew M. Linchan
                                               Senior Vice President

                                       FORT ORANGE PAPER COMPANY, INC.

                                       By: _____________________________________
                                               John Hay, Jr.
                                               President

                                       RELM WIRELESS CORPORATION

                                       By: _____________________________________
                                       Its:  ___________________________________



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